EXHIBIT 10.15

TELE HUB LINK
1000 St Antoine West
Montreal, Quebec
514-868-9711

General Agreement Between Call Tel and Tele Hub Link

Where Call Tel shall have for a period of 6 months, 5 dialer workstations at its disposition to telemarket First USA telecom services.

Call Tel shall bear all long distance costs associated with the 5 workstations.

Cal Tel shall be responsible to manage all joint venture projects between Tele Hub Link and Call Tel; including and not limited to staff management, quality control, lead generation, hiring and report tabulating.

All sales for the First USA mandate shall be billed via Call Tel and in return Call Tel shall be rebilled by Tele Hub Link.

After the expiry of the six month term, if both parties decide to part ways independently, both parties agree that they shall not solicit each other mandates as well as any human resources. The mandates include and are not limited to First USA, Essex Communications, Sprint LD, Cellular Unlimited and Interlinx marketing for a minimum period of 1 year.

All long distance costs shall be billed at cost to Call Tel. Any reduction given to Tele Hub Link shall be reverted back to Call Tel.

During the term of the contract, all Call Tel long distance services shall be billed under Tele Hub Link via AT&T Canada. At the end of the 6 month term, if both parties go their own way, Call Tel can use any long distance carrier they so choose.

/S/JOHNNY DE LUCA
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Johnny De Luca
C.O.O. Tele Hub Link
22/10/98

/S/SHAWN JACOBS
-----------------
Shawn Jacobs
President Call Tel
22/10/98